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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Valentis, Inc. for the registration of 3,128,688 shares of its common stock and to the incorporation by reference there in of our report dated August 20, 2003, with respect to the consolidated financial statements of Valentis, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
July 15, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM